Exhibit 99.1

NEWS RELEASE

Investor Contact:	Media Contact:
Robert Higginbotham	Cara Tocci
Vice President, Investor Relations	Vice President, Corporate Communications
robert.higginbotham@footlocker.com	cara.tocci@footlocker.com
(212) 720-4600	(914) 582-0304

RICHARD A. JOHNSON TO RETIRE AS CHAIRMAN AND CEO;
MARY N. DILLON APPOINTED AS CEO, EFFECTIVE SEPTEMBER 1, 2022

Dona D. Young to Become Non-Executive Chair, Effective February 1, 2023

Transition Reflects Thorough Succession Planning Process and Strong Governance

NEW YORK, August 19, 2022 – Foot Locker, Inc. (NYSE: FL) (“Foot Locker” or “the Company”), the New York-based specialty athletic retailer, today announced that, as part of a planned succession process, Richard A. Johnson will retire as President and Chief Executive Officer, effective September 1, 2022. Mary N. Dillon, former Executive Chair and CEO of Ulta Beauty, Inc., has been appointed President and Chief Executive Officer and a member of the Foot Locker Board, also effective September 1, 2022.

Johnson will continue as Executive Chairman of the Board through January 31, 2023, and will step down from the Board at that time, subsequently remaining with the Company as a Senior Advisor to the Chief Executive Officer until early April 2023 to facilitate a smooth transition. The Company’s Board has determined that the Chair and Chief Executive Officer roles will be separated, also effective September 1, 2022, and the Company’s Lead Independent Director, Dona D. Young, will become non-Executive Chair, effective February 1, 2023.

Johnson has had a distinguished three-decade long career at Foot Locker, including having served as the Company’s Chief Executive Officer since 2014 following two years as Chief Operating Officer and holding multiple other divisional leadership roles. During Johnson’s tenure, he has led the development of the Company’s strategic imperatives and long-term plan, overseen sales growth to approximately $9 billion in 2021 from approximately $7 billion in 2014, been responsible for a number of investments and acquisitions, including WSS and atmos in 2021, led Foot Locker’s digital transformation and strategy to expand into new geographies as well as diversify product mix across brands and categories, along with strengthening the Company’s focus on DE&I and ESG initiatives.

“It has been a privilege and an honor to lead Foot Locker and work alongside the best team in retail for nearly 30 years,” said Johnson. “Together, we have built a broad house of brands and banners fueled by a shared passion for the global sneaker community. We have turned a brick-and-mortar company into an interactive retail community poised for long-term growth in the digital era. The Board and I have worked closely together on a thoughtful succession plan, and with a strong foundation in place and ongoing momentum against our strategic objectives, we believe now is the right time to complete the CEO transition. We are confident that Mary is the ideal person to serve as Foot Locker’s next CEO and lead the Company forward. Mary has established a remarkable track record in the retail industry, and she brings an incredible mix of talent, experience and commitment to take Foot Locker to the next level.”

Dillon said, “I am thrilled to be joining Foot Locker, an iconic company that possesses a strong set of values and focus on the customer experience as well as tremendous growth opportunities. It is clear how Foot Locker sits at the heart of the global sport and sneaker community, and I am excited to become part of the Company’s team. I look forward to working closely with Dick to ensure a smooth transition, and to partnering with the Board, leadership team and nearly 50,000 team members around the world to build on Foot Locker’s strong foundation and help shape the Company’s future.”

Young noted, “On behalf of the Board and the entire Foot Locker team, I extend our deepest gratitude to Dick for his dedication, leadership and outstanding contributions. It has truly been an honor and a privilege serving on the Board with Dick. He has left an indelible mark on the business, organization and sneaker community and we wish him only the best on his well-deserved retirement from the Company and next chapter of his life’s journey. Looking forward, we are unanimous in our belief that Mary will be a tremendous addition to Foot Locker’s dynamic and diverse leadership team. Mary’s experience leading consumer-driven businesses and building robust brand portfolios, along with her commitment to culture, is deeply aligned with Foot Locker’s priorities and strategy.”

Young added, “Today’s Board and leadership transitions are the culmination of a multi-year succession planning process which mirrors our track record of active planning for board succession and adherence to governance best practices. We are confident this will be a smooth transition as the Board and leadership team continue to focus on driving value for all Foot Locker stakeholders.”

Dillon has over 35 years of experience leading consumer-driven businesses in a diverse range of industries, from consumer-packaged goods to restaurants to telecom to beauty and retail. She brings deep consumer marketing and digital transformation expertise, strong operational experience, a proven track record of shareholder value creation and a demonstrated commitment to leadership development. Most recently, she served as Executive Chair of Ulta Beauty, after having served as CEO for eight years, and was responsible for guiding the company as it became the leading beauty destination in the U.S. and a successful omni-channel retailer with a best-in-class loyalty program. This led to revenue CAGR of 16% and the tripling of the company’s market capitalization over her tenure. Previously, Dillon served as President, CEO and a member of the Board of Directors of U.S. Cellular, the Global Chief Marketing Officer of McDonald’s Corp., and held leadership roles at PepsiCo. Dillon also has extensive public company board experience. She received a Bachelor of Science in Marketing and Asian Studies from the University of Illinois at Chicago.

Foot Locker, Inc. leads the celebration of sneaker and youth culture around the globe through a portfolio of brands including Foot Locker, Kids Foot Locker, Champs Sports, Eastbay, atmos, WSS, and Sidestep. With approximately 2,800 retail stores in 28 countries across North America, Europe, Asia, Australia, and New Zealand as well as websites and mobile apps, the Company's purpose is to inspire and empower youth culture around the world, by fueling a shared passion for self-expression and creating unrivaled experiences at the heart of the global sneaker community. Foot Locker, Inc. has its corporate headquarters in New York. For additional information please visit footlocker-inc.com.

Foot Locker, Inc. 330 West 34th Street, New York, NY 10001

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that Foot Locker, Inc. anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of Foot Locker, Inc.'s business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in Foot Locker, Inc.'s filings with the U.S. Securities and Exchange Commission.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. For additional discussion on risks and uncertainties that may affect forward-looking statements, see "Risk Factors" disclosed in Foot Locker, Inc.'s Annual Report on Form 10-K for the year ended January 29, 2022, filed on March 24, 2022. Any changes in such assumptions or factors could produce significantly different results. Foot Locker, Inc. undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

Foot Locker, Inc. 330 West 34th Street, New York, NY 10001